EXHIBIT 4.1

EX-4 SAMPLE STOCK CERTIFICATE

Number X- xxxxxx HAPPY THOUGHTS, INC.
A Florida Corporation

                                                                    *XXX* Shares
                                                                    Common Stock
                                                                 $.001 Par Value

This certifies that _______________ is the record holder of _________ ( XXX ) shares of Common Stock of LAURIE'S HAPPY THOUGHTS, INC. transferable only on the share register of the corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the By-laws of the corporation and any amendments thereto.

A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the corporation.

WITNESS the signatures of its duly authorized officers this X day of XXXXXX, 200_.

___________________
Secretary President

SEE RESTRICTIVE LEGENDS ON REVERSE

For Value Received hereby sells, assigns, and transfers unto, _________________, (_________) shares represented by the within certificate and hereby irrevocably constitutes and appoints ___________________________ attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.

Dated __, 200_

In presence of _____________________ _________________________________
               Witness               Stockholder

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.